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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        January 9, 2009
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                          WORTHINGTON INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

       Ohio                         1-8399                      31-1189815
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 (State or Other                  (Commission                  (IRS Employer
   Jurisdiction                   File Number)               Identification No.)
 of Incorporation)

       200 Old Wilson Bridge Road, Columbus, Ohio                          43085
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         (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:       (614) 438-3210
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

Worthington Industries, Inc. (the "Company") today is filing its Quarterly Report on Form 10-Q reporting results for its fiscal quarter ended November 30, 2008 (the second quarter of fiscal 2009). The Company's net loss for the second quarter as reported in the Form 10-Q is $164.7 million ($2.09 per share), which is $5.2 million ($0.07 per share) more than the net loss for the second quarter as announced in the news release issued by the Company on December 18, 2008. The net loss for the six-month period ended November 30, 2008, is also $5.2 million ($0.07 per share) more than that announced in the news release. The reason for the differences is a change in the timing of the tax benefits associated with the $96.9 million goodwill write-off in the Metal Framing segment in the Company's second quarter.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WORTHINGTON INDUSTRIES, INC.


Date:  January 9, 2009                   By:    /s/Dale T. Brinkman
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                                               Dale T. Brinkman, Vice President-
                                               Administration, General Counsel
                                               and Secretary